UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 15, 2011

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

(715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 15, 2011, Renaissance Learning, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Raphael Holding Company, a Delaware corporation (the “Parent”), and Raphael Acquisition Corp., a Wisconsin corporation and an indirect, wholly owned subsidiary of the Parent (the “Merger Sub”).  The Parent and the Merger Sub are affiliates of investment funds advised by Permira Advisers LLC, a leading private equity firm.

The Merger Agreement contemplates that the Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, and each outstanding share of common stock of the Company (other than shares held in the treasury of or owned by the Company or owned by the Parent, the Merger Sub or any other subsidiary of the Parent) will cease to be outstanding and will be converted into the right to receive $14.85 in cash.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative business combination transactions, and (ii) subject to certain exceptions, not to change, qualify, withhold, withdraw or modify in a manner adverse to the Parent the recommendation of the Company’s Board of Directors to the Company’s shareholders, as described below.  The Company has also agreed to convene and hold a meeting of the Company’s shareholders (provided that the Company is not obligated to convene such meeting prior to September 29, 2011) for the purpose of approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Company’s Board of Directors has resolved to recommend that the shareholders of the Company vote in favor of adoption and approval of the Merger Agreement.

Consummation of the Merger is subject to various customary conditions, including the adoption and approval of the Merger Agreement by the requisite vote of the Company’s shareholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of any governmental order preventing or prohibiting or restricting the consummation of the transactions contemplated by the Merger Agreement.  The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a “Superior Proposal” as defined in the Merger Agreement, and provides that, upon termination of the Merger Agreement by the Parent upon specified conditions, the Company will be required to pay the Parent a termination fee of $13 million, and upon termination of the Merger Agreement by the Company upon specified conditions, the Parent will be required to pay the Company a termination fee equal to $26 million, plus, in each case under certain circumstances, specified reimbursable expenses.  Investment funds advised by Permira Advisers LLC have agreed to pay certain obligations of the Parent under the Merger Agreement, including obligations of the Parent to pay any termination fee and reimbursable expenses.  In addition, subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by December 15, 2011 (the “End Date”).  The End Date may be extended in the event that the marketing period for the debt financing described below has commenced but has not ended prior to the End Date.

The consummation of the Merger is not subject to a financing condition.  The Parent has obtained equity financing and debt financing commitments for the purposes of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses.

Investment funds advised by Permira Advisers LLC have committed to capitalize the Parent, at or immediately prior to the effective time of the Merger, with an aggregate equity contribution of up to $196.7 million on the terms of and subject to the conditions set forth in an equity commitment letter dated August 15, 2011.  An affiliate of RBC Capital Markets (the “Lender”) has committed to provide the Parent with debt financing in aggregate principal amount of $270 million on the terms of and subject to the conditions set forth in a debt commitment letter dated August 15, 2011 (the “Debt Commitment Letter”).  The obligations of the Lender to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions.  The final termination date for the Debt Commitment Letter is the same as the termination date under the Merger Agreement, subject to similar provisions for extension of the End Date.

Concurrently with the execution of the Merger Agreement, and as a condition to the Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, the Company entered into a Shareholders Agreement, dated as of August 15, 2011 (the “Shareholders Agreement”), by and among the Company, the Parent, the Merger Sub and certain shareholders of the Company, including Terrence D. Paul and Judith Ames Paul, the Chairman and Co-Chairman, respectively, of the Company’s Board of Directors, certain entities controlled by Mr. and Mrs. Paul and certain Paul family trusts (collectively, the “Paul Shareholders”).  Pursuant to the Shareholders Agreement, the Paul Shareholders have agreed, subject to the terms thereof, to vote all shares of Company common stock beneficially owned or controlled by them in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, unless and for so long as the Company’s Board of Directors shall have changed its recommendation to the Company’s shareholders in favor of the Merger Agreement in light of an “Intervening Event” as defined in the Merger Agreement.

The foregoing descriptions of the Merger Agreement and the Shareholders Agreement are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.  Other Events.

On August 16, 2011, the Company issued a press release announcing the entry into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Raphael Holding Company, Raphael Acquisition Corp. and Renaissance Learning, Inc., dated as of August 15, 2011

2.2	Shareholders Agreement by and among Renaissance Learning, Inc., Terrance D. Paul and Judith Ames Paul, dated as of August 15, 2011

99.1	Press Release dated August 16, 2011

____________

*  Schedules and certain exhibits to the agreement have been omitted pursuant to Item 601(b)(2) of   Regulation S-K.  The Company undertakes to furnish supplementally copies of   any of the omitted schedules and exhibits upon request by the Securities and   Exchange Commission.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  The Company may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of the Company, are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information for Shareholders

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s shareholders a proxy statement.  Shareholders are urged to read the proxy statement when it is becomes available because it will contain important information about the proposed transaction.  Shareholders may obtain a free copy of the proxy statement, when available, and other relevant documents filed with the SEC from the SEC’s website (http://www.sec.gov).  Shareholders may also obtain these documents, free of charge, from the Company by accessing the Company’s website (http://www.rlrninvest.com) or by directing a request to Renaissance Learning,

Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036, Attention:  Corporate Secretary.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger.  Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2011 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 16, 2011.  Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement the Company will file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 16, 2011

RENAISSANCE LEARNING, INC.

By:

/s/  Mary T. Minch

Mary T. Minch

Executive Vice President-Finance, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Raphael Holding Company, Raphael Acquisition Corp. and Renaissance Learning, Inc., dated as of August 15, 2011

2.2	Shareholders Agreement by and among Renaissance Learning, Inc., Terrance D. Paul and Judith Ames Paul, dated as of August 15, 2011

99.1	Press Release dated August 16, 2011

____________

*  Schedules and certain exhibits to the agreement have been omitted pursuant to Item 601(b)(2) of   Regulation S-K.  The Company undertakes to furnish supplementally copies of   any of   the omitted schedules and exhibits upon request by the Securities and Exchange   Commission.